Exhibit 23

               Consent of Independent Certified Public Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (Nos. 333-61528, 333-47678 and 333-66478) and Forms S-8
(Nos. 33-81711, 333-92057, 333-49864, 333-40720, 333-75324 and 333-107512) of
GlobespanVirata, Inc. of our report dated January 24, 2003, except as to the third and fourth paragraphs of Note 1 and the first paragraph of Note 18, as to which date is July 30, 2003, relating to the financial statements, which appears in this Form 8-K.

PricewaterhouseCoopers LLP
Florham Park, New Jersey
December 10, 2003